Exhibit 10.1

EXECUTION VERSION

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of December 22, 2022, by and between AMC Entertainment Holdings, Inc. a Delaware corporation (the “Company”) and Antara Capital LP, (the “Purchaser”).

WHEREAS, Purchaser has informed the Company that concurrently with the execution of this Agreement it has purchased 60,000,000 AMC Preferred Equity Units (“APEs”), each unit constituting of a depositary share representing a 1/100th interest in a share of the Company’s Series A Convertible Participating Preferred Stock (“Preferred Stock”), for $0.582 per APE, offered under the Company’s at-the-market program (the “ATM APEs”).

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately after completion of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has expired, the Company shall (i) issue and sell, and the Purchaser shall purchase, on a private placement basis, an additional 106,595,106 of APEs (the “Forward Purchase APEs”) and (ii) purchase, and the Purchaser shall sell, on a private basis, $100 million aggregate principal amount of the Company’s 10%/12% Cash/PIK Toggle Second Lien Notes due 2026 (the “Notes”) in exchange for 91,026,191 APEs (the “Note Purchase APEs” and together with the ATM APEs and Forward Purchase APEs, the “Purchased APEs”), in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Sale and Purchase.

(a)          Forward Purchase APEs.

(i)          Subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 106,595,106 Forward Purchase APEs at $0.704 per APE, for an aggregate purchase price of $75,065,000 (the “Forward Purchase Price”).

(ii)         The closing of the sale of the Forward Purchase APEs (the “Closing”) shall occur on the Business Day after the applicable waiting period under the HSR Act has expired or been terminated (such date being referred to as the “Closing Date”), in the following steps: (a) the Purchaser shall pay the Forward Purchase Price, by wire transfer of United States dollars in immediately available funds to an account specified by the Company and (b) the Company shall issue and register the Forward Purchase APEs in the name of the Purchaser with the Company’s transfer agent by book entry. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)         Delivery of Forward and Note Purchase APEs. Each register and book entry for the Private Placement APEs (as defined herein) shall contain a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY”

(c)            Legend Removal. If the Private Placement APEs are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will promptly (and in any event within two Business Days following delivery of any customary seller certificates and documentation) cause the Company’s transfer agent to remove the legend set forth in Section 1(b). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Private Placement APEs without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of the Private Placement APEs in violation of applicable law.

(d)          Registration Rights.

a.           No later than two (2) Business Days prior to the expiration of the Lock-Up Period (as defined herein), the Company shall file a prospectus supplement (the “Prospectus”) to its shelf registration statement on Form S-3 (File No. 333-266536) (the “Registration Statement”), which shall be automatically effective pursuant to the Securities Act, registering the resale of the Purchased APEs; provided, however, that the Company’s obligations to include the Purchased APEs held by the Purchaser in the Prospectus are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of such securities as shall be reasonably requested by the Company to effect the registration of the Purchased APEs, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company will use its reasonable best efforts to keep the Prospectus continuously effective until the date on which all Purchased APEs covered by the Prospectus have been sold thereunder in accordance with the plan and method of distribution disclosed in the Prospectus, or if earlier, such time as the Purchased APEs, may be sold freely under Rule 144 without any volume or manner of sale restrictions.

b.           Notwithstanding anything to the contrary contained herein, the Company may, from time to time require the Purchaser not to sell under the Registration Statement or suspend the use or effectiveness of the Registration Statement if the Company determines in good faith, upon advice of legal counsel, that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed or would require premature disclosure of information that would materially adversely affect the Company and with respect to which the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions, or for a period of more than thirty (30) consecutive days or more than a total of ninety (90) calendar days, in each case, in any three hundred sixty (360) day period and (iii) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

(a)           Notes Repurchase. On the Closing Date, the Company shall purchase from the Purchaser $100 million aggregate principal amount the Company’s Notes (the “Exchange Notes”) in exchange for (i) 91,026,191 Note Purchase APEs (together with the Forward Purchase APEs, the “Private Placement APEs”) and (ii) that amount of cash equal to the amount of accrued but unpaid interest on the Exchange Notes, accrued through the Closing Date, calculated in accordance with the indenture related to the Exchange Notes. Upon the Company instructing its transfer agent to register the Note Purchase APEs in the name of the Purchaser by book entry, the Purchaser shall sell, assign, and deliver the Exchange Notes via DWAC process to an account specified by the Company.

2.           Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)          Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          Governmental Consents and Filings. Except as may be made in accordance with the HSR Act pursuant to Section 4(a), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Private Placement APEs to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Private Placement APEs. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)           Disclosure of Information. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. The Purchaser understands that no person has been authorized to give any information not furnished pursuant to this Section 2 and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects, other than as set forth in Section 3.

(g)          Restricted Securities. The Purchaser understands that the offer and sale of the Private Placement APEs to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Private Placement APEs are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Private Placement APEs indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Private Placement APEs for resale, except for the registration rights described in Section 1(d). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Private Placement APEs, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(h)          Experience, Financial Capability and Suitability. The Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Forward Private Placement APEs. The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Private Placement APEs are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Purchaser is able to bear the economic risks of an investment in the Private Placement APEs, and to afford a complete loss of the Purchaser’s investment in the Private Placement APEs.

(i)           Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)           No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Private Placement APEs.

(k)         Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(l)           Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(m)         Beneficial Ownership of Exchange Notes. At the Closing, the Exchange Notes will be owned beneficially by the Purchaser free and clear of all liens, encumbrances, restrictions and claims of every kind whatsoever, and upon the acquisition of beneficial ownership of the Exchange Notes by the Company in accordance with the terms of this Agreement, no person will have any lawful and valid claim against the Company in respect of the Exchange Notes. The Exchange Notes are not “restricted securities” as defined in Rule 144 promulgated under the Securities Act.

(n)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates.

3.            Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)          Organization and Corporate Power. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. The Company has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)          Title to Shares. The board of directors of the Company has approved this Agreement and the transactions contemplated hereby. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Private Placement APEs will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Company’s organizational documents, the Purchaser will have or receive good title to the Private Placement APEs, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(f)          No General Solicitation. Neither the Company nor any of its affiliates or any person or entity acting on its or their behalf has engaged directly or indirectly in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act in connection with the offering, issuance and sale of the Private Placement APEs.

(g)          Reports. The Company has filed or furnished, as applicable all forms, reports, schedules, prospectuses, registration statements and other statements and documents required to be filed or furnished by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act since January 1, 2022, or prior to the date of this Agreement (including, for the avoidance of doubt, its annual report on Form 10-K for the fiscal year ended December 31, 2021, collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the Company Reports present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(h)         Capitalization. As of the date hereof, there were 516,838,912 shares of Common Stock outstanding and 642,750,982 APEs outstanding and 7,288,037 shares of Common Stock and 7,288,037 APEs were otherwise reserved for issuance under the Company’s equity incentive plan.

(i)           WKSI Status. As of the date hereof, the Company is a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.

4.            Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)           HSR Notice. The Purchaser and Company each agree to make, or cause to be made, with respect to the Purchased APEs, no later than ten (10) Business Days after the date hereof, an appropriate filing of a Notification and Report Form (“Notice Form”) pursuant to the HSR Act. Each of the Purchaser and the Company shall (i) respond as promptly as practicable to any inquiries or requests received from any governmental body pursuant to the HSR Act and supply any additional information or documentation that may be requested and (ii) use its reasonable best efforts to cause the waiting periods or other requirements under the HSR Act and all other applicable antitrust laws to terminate or expire at the earliest possible date. For the avoidance of doubt, the Purchaser shall be responsible for any filings fees due in connection with the Notice Form or any related filings pursuant to the HSR Act.

(b)          Purchaser Lock-Up. During the period beginning from the date hereof and continuing to and including the earlier of (i) 90 days after the date hereof, provided that such period shall be extended by 1 day for each day that the Notice Form is not filed after the date hereof or (ii) the Special Meeting Date (as defined herein) (the “Lock-Up Period”), the Purchaser agrees not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Purchased APEs; provided, however, that any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Purchased APEs does not impact the Purchaser’s ability to vote such Purchased APEs in favor of the Common Stock Amendment.

(c)          Stop Transfer. The Purchaser also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Private Placement APEs, in compliance with the foregoing restrictions and to the addition of a legend to the Private Placement APEs, describing the foregoing restrictions.

(d)          Company Lock-Up. During the period beginning from the date hereof and continuing to and including the earlier of (i) 90 days after the date hereof, provided that such period shall be extended by 1 day for each day that the Notice Form is not filed after the date hereof or (ii) the Special Meeting Date, the Company shall not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Securities and Exchange Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Purchased APEs, including additional APEs, or any securities that are convertible into or exchangeable for, or that represent the right to receive APEs, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of APEs or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of APEs or such other securities, in cash or otherwise without the prior written consent of the Purchaser; provided, however, that this Section 4(d) shall not apply to any sales of APEs by the Company in an amount not to exceed $40.0 million in aggregate net proceeds.  The foregoing restrictions shall not apply to APEs to be sold or issued pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement.

(e)          Non-Public Information. Subsequent to the date hereof, the Company shall not provide the Purchaser with any material non-public information without Purchaser’s prior written consent. As of the date hereof, all material non-public information previously provided to the Purchaser by the Company shall have been publicly disclosed by the Company.

(f)          Shareholder Meeting. Promptly after the Closing Date, the Company shall (i) call a special meeting of the Company’s stockholders (the “Special Meeting”) for a vote to amend the Company’s amended and restated certificate of incorporation to (A) increase the number of authorized shares of the Company’s Class A common stock (“Common Stock”) to a number at least sufficient to permit the full conversion of the then-outstanding shares of Preferred Stock into Common Stock, or to such higher number of authorized shares of Common Stock as the Company’s board of directors may determine in its sole discretion and (B) effect a 10 to 1 reverse-stock split of the Common Stock (a “Common Stock Amendment”) and (ii) hold the Special Meeting within 90 calendar days of the date hereof (the “Special Meeting Date”), provided, however, that such time period shall be extended by 1 day for each day that the Notice Form is not filed after the date hereof, provided, further, that the Company intends to postpone the Special Meeting if the Closing has not occurred before the date of the Special Meeting.

(g)          Voting. The Purchaser hereby agrees that in connection with the Special Meeting, the Purchaser shall vote or cause to be voted the Purchased APEs and any additional APEs and Common Stock owned or controlled, either directly or indirectly by the Purchaser or any Purchaser Parties, in favor of the Common Stock Amendment.

(h)          Communications. The Company shall before the opening of the New York Stock Exchange on the Business Day following the date hereof, (a) issue a press release (the “Press Release”) disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K (the “8-K”), including the Transaction Documents as exhibits thereto. The Company shall provide Purchaser with copies of the Press Release and 8-K and shall not issue the Press Release or file the 8-K without the prior written consent of the Purchaser, not to be unreasonably withheld, conditioned or delayed.

5.            Closing Conditions.

(a)          The obligation of the Purchaser to purchase or exchange the Private Placement APEs at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)          Expiration or termination of the applicable waiting period under the HSR Act;

(ii)        The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation as of a date within ten (10) Business Days of the Closing;

(iii)       The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)       The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(v)        No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Private Placement APEs;

(vi)       The APEs continue to be listed on the New York Stock Exchange as of the Closing Date and there is not a suspension in trading of the APEs; and

(vii)      the Private Placement APEs shall have been approved for listing on the New York Stock Exchange and the Company has submitted a supplemental listing application.

(b)         The obligation of the Company to sell the Private Placement APEs at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)          The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(ii)         The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing; and

(iii)        No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Private Placement APEs.

6.            Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of the Company and the Purchaser; or

(b)           automatically if the Closing does not occur on or prior to 90 days from the date of this Agreement.

In the event of any termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.            General Provisions.

(a)           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Attn: Legal Department

with a copy to the Company’s counsel at:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

Attn:	Corey Chivers Michael Stein
Email:	Corey.Chivers@weil.com Michael.Stein@weil.com

All communications to the Purchaser shall be sent to:

Antara Capital LP

55 Hudson Yards

47th Floor, Suite C

New York, NY 10001

Email: rposner@antaracapital.com

with a copy to Purchaser’s counsel at:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York New York 10019

Attn: Rachel Strickland

Email: rstrickland@willkie.com

(b)          No Finder’s Fees. Other than any fees payable to Citigroup Global Markets Inc., which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee in connection with this transaction, or any commission for which the other party would be or become liable. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)           Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(d)           Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)           Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(g)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)           Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)           Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)          Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent and any stamp taxes associated with the sale of the Private Placement APEs. The Purchaser shall be responsible for any stamp taxes and broker fees associated with delivery of the Exchange Notes to the Company.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Specific Performance. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by such party in accordance with the terms hereof and that the non-breaching party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:
Antara Capital LP, on behalf of certain private investment funds

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member
COMPANY:
AMC Entertainment Holdings, Inc.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer